UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2015 (July 16, 2015)

TOWN SPORTS INTERNATIONAL

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor),

New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (212) 246-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Determination of Compensation of Patrick Walsh, Executive Chairman

As previously announced, on June 17, 2015, the Board of Directors (the “Board”) of Town Sports International Holdings, Inc. (the “Company”) appointed Patrick Walsh to serve as Executive Chairman of the Company while the Board conducts a search for the Company’s next Chief Executive Officer. In connection with that appointment, on July 21, 2015, the Board approved a salary for Mr. Walsh in the amount of $30,000 per month, payable in accordance with the Company’s customary payroll practices and pro-rated for the time Mr. Walsh serves as Executive Chairman. Such salary shall be in lieu of any cash retainer and committee fees to which Mr. Walsh might otherwise be entitled in his role as a member of the Board or any committee thereof. Mr. Walsh will remain entitled to receive the annual equity awards to which non-employee directors are entitled under the Company’s Non-Employee Director Compensation Plan (currently an annual award of common stock with a value of $45,000).

Departure of David M. Kastin, Senior Vice President – General Counsel and Corporate Secretary

On July 16, 2015, David M. Kastin, Senior Vice President – General Counsel and Corporate Secretary of the Company, notified the Company that he was resigning from the Company, effective August 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)

Date: July 22, 2015	By:	/s/ Carolyn Spatafora
Carolyn Spatafora
Chief Financial Officer